As filed with the Securities and Exchange Commission on June 25, 2009                                                             Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MannKind Corporation
(Exact name of registrant as specified in its charter)

Delaware	13-3607736
(State of Incorporation)	(I.R.S. Employer Identification No.)

28903 North Avenue Paine
Valencia, California 91355

(Address of principal executive offices) (Zip Code)

2004 Equity Incentive Plan

(Full title of the plans)

Alfred E. Mann
Chief Executive Officer and Chairman
MannKind Corporation
28903 North Avenue Paine
Valencia, California 91355
(661) 775-5300

(Name, and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:
David Thomson, Esq. MannKind Corporation 28903 North Avenue Paine Valencia, California 91355 (661) 775-5300	D. Bradley Peck, Esq. Ethan E. Christensen, Esq. Cooley Godward Kronish LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock issuable under the 2004 Equity Incentive Plan (par value $0.01 per share)	5,000,000 shares	$8.18	$40,900,000.00	$2,282.22

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Act, this Registration Statement shall also cover any additional shares of our Common Stock that may become issuable under the 2004 Equity Incentive Plan, as amended, or 2004 EIP, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of our Common Stock.

(2)
This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Act solely for purposes of calculating the registration fee.  The price per share and aggregate offering price are based upon the average of the high and low prices of our Common Stock on June 18, 2009, as reported on The Nasdaq Global Market.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS
ON FORM S-8 NO. 333-117811, NO. 333-127876, NO. 333-137332 and NO. 333-149049

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective. The Registrant previously registered shares of its Common Stock for issuance under the 2004 EIP, under Registration Statements on Form S-8 filed with the Securities and Exchange Commission, or SEC, on July 30, 2004 (File No. 333-117811), August 26, 2005 (File No. 333-127876), September 15, 2006 (File No. 333-137332) and February 5, 2008 (File No. 333-149049). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8.   Exhibits.

Exhibit Number
4.1	Amended and Restated Certificate of Incorporation. (1)
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation. (2)
4.3	Amended and Restated Bylaws. (3)
4.4	Form of Common Stock Certificate. (1)
5.1	Opinion of Cooley Godward Kronish LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages of this Registration Statement.
99.1	MannKind Corporation 2004 Equity Incentive Plan, as amended. (4)
99.2	Form of Stock Option Agreement under the MannKind Corporation 2004 Equity Incentive Plan, as amended. (1)
99.3	Form of Phantom Stock Award Agreement under the 2004 Equity Incentive Plan, as amended. (5)

(1)	Filed as an exhibit to our Registration Statement on Form S-1 (File No. 333-115020) as amended, originally filed with the SEC on April 30, 2004, and incorporated herein by reference.
(2)	Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, and incorporated herein by reference.
(3)	Filed as an exhibit to our Current Report on Form 8-K dated November 19, 2007, and incorporated herein by reference.
(4)	Filed as an exhibit to our Current Report on Form 8-K dated June 9, 2009, and incorporated herein by reference.
(5)	Filed as an exhibit to our Current Report on Form 8-K dated December 14, 2005, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California on June 25, 2009.

MannKind Corporation

By:	/s/ Alfred E. Mann
Alfred E. Mann
Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Hakan S. Edstrom, Matthew J. Pfeffer and David Thomson, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Alfred E. Mann	Chairman of the Board of Directors and Chief	June 25, 2009
Alfred E. Mann	Executive Officer (Principal Executive
Officer)

/s/ Hakan S. Edstrom	President, Chief Operating Officer and Director	June 25, 2009
Hakan S. Edstrom

/s/ Matthew J. Pfeffer	Corporate Vice President and Chief Financial	June 25, 2009
Matthew J. Pfeffer	Officer (Principal Financial and Accounting Officer)

/s/ Abraham E. Cohen	Director	June 25, 2009
Abraham E. Cohen

/s/ Ronald J. Consiglio	Director	June 25, 2009
Ronald J. Consiglio

/s/ Michael Friedman, M.D.	Director	June 25, 2009
Michael Friedman, M.D.

/s/ Kent Kresa	Director	June 25, 2009
Kent Kresa

/s/ David H. MacCallum	Director	June 25, 2009
David H. MacCallum

/s/ Henry L. Nordhoff	Director	June 25, 2009
Henry L. Nordhoff

EXHIBIT INDEX

Exhibit Number
4.1	Amended and Restated Certificate of Incorporation. (1)
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation. (2)
4.3	Amended and Restated Bylaws. (3)
4.4	Form of Common Stock Certificate. (1)
5.1	Opinion of Cooley Godward Kronish LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages of this Registration Statement.
99.1	MannKind Corporation 2004 Equity Incentive Plan, as amended. (4)
99.2	Form of Stock Option Agreement under the MannKind Corporation 2004 Equity Incentive Plan, as amended. (1)
99.3	Form of Phantom Stock Award Agreement under the 2004 Equity Incentive Plan, as amended. (5)

(1)	Filed as an exhibit to our Registration Statement on Form S-1 (File No. 333-115020) as amended, originally filed with the SEC on April 30, 2004, and incorporated herein by reference.
(2)	Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, and incorporated herein by reference.
(3)	Filed as an exhibit to our Current Report on Form 8-K dated November 19, 2007, and incorporated herein by reference.
(4)	Filed as an exhibit to our Current Report on Form 8-K dated June 9, 2009, and incorporated herein by reference.
(5)	Filed as an exhibit to our Current Report on Form 8-K dated December 14, 2005, and incorporated herein by reference.